                                     EXHIBIT 11
                                 GUITAR CENTER, INC.
                        COMPUTATION OF INCOME (LOSS) PER SHARE
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              Quarter Ended                       Six Months Ended
                                                 June 30,                             June 30,
                                         --------------------------         -------------------------
                                             1997          1996                1997           1996
                                         ------------   -----------         -----------    -----------
Net income (loss)                        $    (531)     $  (78,502)         $      395     $  (74,764)

Weighted average shares outstanding         19,329          19,329              19,329         19,329
Common stock equivalents                       -             1,091               1,127          1,091
                                         ------------   -----------         -----------    -----------

Weighted average shares outstanding         19,329          20,420              20,456         20,420
                                         ------------   -----------         -----------    -----------
                                         ------------   -----------         -----------    -----------

Income (loss) per share                  $   (0.03)     $    (3.84)         $     0.02     $    (3.66)
                                         ------------   -----------         -----------    -----------
                                         ------------   -----------         -----------    -----------


                                              Quarter Ended                       Six Months Ended
                                                 June 30,                             June 30,
                                         --------------------------         --------------------------
                                             1997          1996                1997           1996
                                         ------------   -----------         -----------    -----------
Pro forma net income (loss)              $    (531)     $  (77,929)         $   (7,352)    $  (75,595)

Weighted average shares outstanding         19,329          19,329              19,329         19,329
Common stock equivalents                       -             1,091                 -            1,091
                                         ------------   -----------         -----------    -----------
Weighted average shares outstanding         19,329          20,420              19,329         20,420
                                         ------------   -----------         -----------    -----------
                                         ------------   -----------         -----------    -----------

Income (loss) per share                  $   (0.03)     $    (3.82)         $    (0.38)    $    (3.70)
                                         ------------   -----------         -----------    -----------
                                         ------------   -----------         -----------    -----------
